Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 68, National Trust 371 (Insured) and Florida Trust 129:

We consent to the use of our report dated August 18, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

August 18, 2003